WAIVER AND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This WAIVER AND AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT (this “Waiver”) is made and entered into as of July 26, 2006 by and between China Security & Surveillance Technology, Inc., a British Virgin Islands corporation  (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

WHEREAS, the Company and the Investors (including the Purchaser) are parties to that certain Securities Purchase Agreement, dated as of July 6, 2006 (the “Purchase Agreement”). All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement and exhibits thereto;

WHEREAS, Section 5.1(g) of the Purchase Agreement is a condition precedent to the Closing that requires the Company to publicly disclose via EDGAR in a Form 6-K that it has entered into a definitive, final and irrevocable agreement governing the Acquisition, the closing of which shall only be subject to the delivery of the purchase price therefore by the Company;

WHEREAS, the Company has entered into an agreement governing the Acquisition and the Company has filed a Form 6-K summarizing the terms of the agreement and attaching a copy of the translated version of the Agreement as an exhibit;

WHEREAS, the agreement governing the Acquisition requires payment of the purchase price to be made thereunder prior to the receipt of certain governmental approvals relating to the Acquisition;

WHEREAS, the Company desires to effect the Closing under the Purchase Agreement notwithstanding the fact that the Company has not yet obtained the aforementioned governmental approvals;

WHEREAS, the Outside Date is July 27, 2006 and the Company would like to extend the Outside Date to August 31, 2006;

WHEREAS, in order to induce a majority in interest of the Investors to execute this Waiver and Amendment, the Company is granting to the Investors a put right as specified herein and changing the Per Unit Purchase Price from $4.50 to $3.50 and the Exercise Price of the Warrants from $5.40 to the closing price of the Common Stock quoted in the Over-the-Counter Bulletin Board on the Closing Date;

WHEREAS, Section 6.4 of the Purchase Agreement provides that no provision of the Purchase Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares;

WHEREAS, the Purchaser along with other Purchasers who are executing similar waivers hold a majority of the Shares; and

WHEREAS, the Company and the Purchaser wish to enter into this Waiver in order to clarify certain matters, as more fully described herein;

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration the receipt and sufficiency are hereby acknowledged, the parties hereby agree as follows:

1. The Purchaser hereby waives the condition precedent to the Closing set forth in Section 5.1(g) of the Purchase Agreement.

2. The definition of Outside Date in the Purchase Agreement is hereby amended to read in its entirety as follows: ““Outside Date” means August 31, 2006.”

3. The definition of Per Unit Purchase Price in the Purchase Agreement is hereby amended to read in its entirety as follows: ““Per Unit Purchase Price” equals $3.50, subject to equitable adjustment in the event of stock splits and similar occurrences with respect to the Common Stock.”

4. The definition of Exercise Price in the Warrants is hereby amended to read in its entirety as follows: ““Exercise Price” means the closing price of the Common Stock quoted in the Over-the-Counter Bulletin Board on the Closing Date, subject to adjustment in accordance with Section 9.”

5. The Purchase Agreement is hereby amended to insert a new Section 4.14, which shall read as follows:

4.14 Put Right. (a) Each Investor shall have the right (the “Put Right”), but not the obligation, to require the Company to repurchase all, but not less than all, of the Securities issued under this Agreement to such Investor, if, but only if, the Company has not obtained the approval of the Shanghai Administration of Industry & Commerce (“SAIC”) relating to the registration of the ownership of the target company in the Acquisition by the Company on or before December 31, 2006 (the “Trigger Date”).

(b) If an Investor elects to exercise the Put Right, it shall notify the Company of its election in writing within ten business days of the Trigger Date and shall deliver to the Company or its U.S. securities counsel the certificates representing the common stock and warrants. Upon receipt of a timely notice issued in accordance with this Section 4.14 that is accompanied by such certificates and other instruments, the Company shall promptly (and in any event within ten Business Days) pay to the Investors an amount equal to the Investor’s Investment Amount, without any interest thereon.

6. The Investor acknowledges receipt of a letter from the Company, dated July 18, 2006, that explains the need for this Waiver and also discloses to the Investors certain allegations of corruption made in an online article, dated October 24, 1998, in Xiaocankao Daily News, an anti-communist online news magazine, that involve Mr. Linshen Wang, the former chairman of the communist party in Jian County of Jiangxi and Mr. Guoshen Tu, the Company’s CEO and Chairman. To the extent necessary, the representations and warranties in the Purchase Agreement (other than those set forth in the first two sentences of Section 3.1(a)) are expressly modified by such disclosure in the aforementioned letter to Investors.

7. This Waiver along with the Purchase Agreement and the other Transaction Documents contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Waiver.

8. This Waiver may be executed in two or more counterparts, all of which when taken together shall be considered one and the same Waiver and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

9. The execution of this Waiver shall not be deemed to be a waiver with respect to any other provision of the Purchase Agreement. No other provision of the Purchase Agreement or any other document executed in connection with the Purchase Agreement shall be deemed changed or otherwise altered hereby, and all such provisions shall continue in full force and effect.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective authorized signatories as of the date first indicated above.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

By:_______________________________________
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR:

_______________________________________

By:_______________________________________
Name:
Title:

No. of Shares to be Acquired
by Investor under
Purchase Agreement: _____________________